UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2021

SCWORX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of Principal Executive Offices)

(844) 472-9679

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 24, 2021, SCWorx Corp. (the “Company”) held its Special Meeting in lieu of 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The results of the stockholder voting at the Annual Meeting are set forth below:

Proposal No. 1 — Election of Directors.

The stockholders elected the following individuals as directors of the Company to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each nominee received the following votes:

Director Name	For	Withheld	Broker Non-Votes
Timothy A. Hannibal	3,067,332	331,062
Alton Irby	3,358,603	39,791
Mark D. Shefts	3,229,267	169,127
Steven Wallitt	3,233,024	165,370
			1,963,742

Proposal No. 2 — To consider and vote upon an Amendment and Restatement of 2016 Amended and Restated Equity Incentive Plan, to increase the shares available thereunder to 5,000,000.

For	Against	Abstain	Broker Non-Votes
2,904,258	484,538	9,598	1,963,742

Proposal No. 3 — To consider and vote, on a non-binding, advisory basis, upon the compensation of those of our executive officers listed in the Summary Compensation Table appearing in the proxy statement, or our named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K

For	Against	Abstain	Broker Non-Votes
3,014,912	371,037	12,445	1,963,742

Proposal No. 4 –To ratify the selection of BF Borgers CPA PC as the Company’s independent auditors fo the year ended December 31 2020.

For	Against	Abstain	Broker Non-Votes
5,125,751	97,140	139,245	1,963,742

The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2021

SCWorx Corp.

By:	/s/ Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	President